                                                                    Exhibit 4.14

                         REGISTRATION RIGHTS AGREEMENT


           THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 14, 2001 by and among (i) Havas Advertising (separately, and together with its successors and assigns, the "Company"), a societe anonyme duly incorporated and legally existing under the laws of the Republic of France, and (ii) (a) Acacia ISP, S.L., a company duly incorporated and validly existing under the laws of Spain, (b) Banco Santander Central Hispano, S.A. ("BSCH"), a company duly incorporated and validly existing under the laws of Spain, (c) Compania de Cartera e Inversiones S.A., a limited liability company duly incorporated and legally existing under the laws of Spain, (d) Deya S.A., a limited liability company duly incorporated and legally existing under the laws of Luxembourg and (e) Mr. Jose Martinez-Rovira Vidal, Mrs. Maria Luisa Munoz Alvarez, Mrs. Cristina Martinez-Rovira Munoz and Mrs. Sandra Martinez-Rovira Munoz, each an individual of Spanish nationality, all parties to that certain Agreement to Contribute dated as of January 20, 2001 (the "Contribution Agreement") (each such entity, separately, a "MPG Founder" and collectively, the "MPG Founders"), each duly represented as described in Schedule I attached hereto. Unless otherwise defined, capitalized terms used herein shall have the respective meanings ascribed to them in the Contribution Agreement.

           WHEREAS, pursuant to the Contribution Agreement, the MPG Founders have agreed to sell (by means of a contribution in kind) (the "Contribution") their shares of Media Planning Group, S.A. ("MPG") to the Company in exchange for 28,800,000 ordinary shares, nominal value of 0.40 per share, of the Company (the "New HA Shares") and cash;

           WHEREAS, the Company, BSCH and MPG are parties to the Amendment to "Contrato entre Socios" dated January 20, 2001 pursuant to which BSCH has the right to swap certain shares it holds in Arena Communications Network, S.L. for 378,182 ordinary shares of the Company (the "Put HA Shares");

           WHEREAS, in connection with the Contribution, the Company has agreed to grant to the MPG Founders the Registration Rights (as defined in Section 1 hereof) with respect to the Registrable Securities (as defined in Section 4.11 hereof);

           NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

Section 1. Registration Rights

           Subject to the terms and conditions set forth herein, each Holder (as defined in Section 4.11 hereof) shall be entitled to offer and sell the Registrable Securities pursuant to a registration under the Securities Act of 1933, as amended (the "Securities Act") on a Registration Statement (as defined in Section 4.11 hereof) as provided in this Agreement (the "Registration Rights").
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          For the purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities on the earlier of (i) the date on which the Holder holding such Registrable Securities shall have sold such Registrable Securities pursuant to an effective Registration Statement, (ii) the date on which such Registrable Securities shall have been distributed to the public in accordance with Rule 144 or Regulation S under the Securities Act, and (iii) in the case of Shelf Registration (as defined in Section 1.2(a) hereof) as contemplated by Section 1.2 hereof, the date on which the Holder holding such shares is no longer an "affiliate" of the Company as defined in Rule 144 under the Securities Act.

          1.1  Demand Registration Rights.
               --------------------------

               (a)  Demand Registration Statement. Subject to Section 1.3, if
                    -----------------------------
any Holder or Holders make a written request pursuant to Section 1.1(b) for the registration of Registrable Securities pursuant to the Securities Act in connection with an underwritten public offering (a "Demand Registration"), then the Company shall cause a Registration Statement covering such Registrable Securities to be filed with the Securities and Exchange Commission ("SEC") within a reasonable period of time (including reasonable time required to prepare any necessary financial statements for inclusion therein) after such request; provided that the reasonably anticipated aggregate price to the public
         --------
of the Registrable Securities to be offered pursuant to such underwritten public offering is equal to at least seventy-five million Euro (75,000,000) at the time of such request and at the time of any withdrawal pursuant to Section 1.1(b) below; provided, further, that the Company shall not be required to effect any
       --------  -------
such Demand Registration (i) within one hundred fifty (150) days following a Piggyback Registration as contemplated by Section 1.4 hereof so long as the number of Registrable Securities requested to be included in such Piggyback Registration by any Holder was not cut back under Section 1.7(d) below or (ii) so long as such Demand Registration has been suspended or postponed in accordance with Section 1.3. Subject to Section 1.1(b) hereof, the Company shall not be obligated to effect more than a total of four (4) such Demand Registrations during the Effective Period (as defined in Section 4.11 hereof) and not more than one (1) such Demand Registration in any twelve (12) month period; provided, however, that a Demand Registration requested pursuant to this
        --------  -------
Section 1.1(a) shall not be deemed to have been effected unless (x) it has been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder and (y) it has remained effective for the period of distribution contemplated therein. For the avoidance of doubt and subject to this Agreement, any request by a Holder or Holders that the Company effect the Shelf Registration (as defined in Section 1.2(a) hereof) in connection with an underwritten public offering shall count as a Demand Registration, but if the request by a Holder or Holders that the Company effect the Shelf Registration is not in connection with an underwritten public offering, such request shall not count as a Demand Registration.

               The Registration Statement filed in connection with a Demand Registration shall be on the appropriate form, and shall otherwise comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable and shall promptly notify each Holder registering Registrable Securities thereunder when such Registration Statement has become effective. From time to time and upon the reasonable

                                       2
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request of any Holder registering Registrable Securities thereunder or of the
Representative (as defined in Section 4.11 hereof), if any, the Company shall promptly notify such Holder or the Representative, as the case may be, of the anticipated date of effectiveness of such Registration Statement.

          Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to satisfy its obligations under this Section 1.1 by amending (to the extent permitted by applicable law) any Registration Statement (including any Shelf Registration) previously filed by the Company under the Securities Act so that such Registration Statement (as amended) shall permit the disposition in an underwritten public offering of all of the Registrable Securities for which a demand for registration has been made under this Section
1.1. If the Company shall so amend a previously filed Registration Statement, it shall be deemed to have effected a Demand Registration for purposes of this
Section 1.1; provided that such Registration Statement (x) is declared effective
             --------
by the SEC or becomes effective in accordance with the Securities Act and the rules and regulations thereunder and (y) remains effective for the period of distribution contemplated therein.

          (b)  Demand Registration Notices.  During the Effective Period and
               ---------------------------
subject to Section 1.3, if any Holder or Holders desire to offer and sell its or their Registrable Securities pursuant to a Demand Registration as described in
Section 1.1(a), such Holder or Holders (the "Initiating Demand Holders") shall deliver to the Company, through the Representative, if any, a written notice that it is or they are exercising the Registration Rights set forth in Section 1.1(a) (a "Demand Registration Notice"). Any such Demand Registration Notice shall in any event be subject to revocation or withdrawal by such Initiating Demand Holders, acting through the Representative, if any, by delivery of a subsequent written notice delivered to the Company by no later than the tenth (10/th/) day prior to the anticipated effectiveness of the Registration Statement; provided, however, that a revoked or withdrawn Demand Registration
           --------  -------
Notice (other than the first two (2) such revoked or withdrawn Demand Registration Notices, provided the Initiating Demand Holders shall have paid all of the Company's out-of-pocket expenses incurred in connection therewith) shall be treated the same as a Demand Registration Notice that is not revoked or withdrawn for purposes of calculating the remaining number of Demand Registrations to which the Holders are entitled under Section 1.1(a)(iii) above. Any Demand Registration Notice that is revoked or withdrawn following its postponement and/or suspension by the Company pursuant to Section 1.3 hereof shall not be counted as a Demand Registration Notice for purposes of calculating the remaining number of Demand Registrations to which the Holders are entitled under Section 1.1(a)(iii) above; provided the Demand Registration Notice is
                                 --------
revoked or withdrawn by no later than the tenth (10/th/) day following the termination of such postponement or suspension.

          Each Demand Registration Notice shall specify the number of Registrable Securities which the Initiating Demand Holders desire to offer and sell, the anticipated per share price range for such offering, and the lead managing underwriter selected by the Initiating Demand Holders as contemplated by Section 1.6.

          Subject to the last sentence of this Section 1.1(b), upon receipt of a Demand Registration Notice, the Company shall, within fifteen (15) days, give written

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notice to the other Holders of the Company's receipt of the Demand Registration
Notice and provide them with a copy of such Demand Registration Notice. Within seven (7) days of receipt of such notice, any other Holder desiring to offer and sell any of its Registrable Securities in such an offering of the type described in the Demand Registration Notice shall give written notice of such desire to each of the Company, the Initiating Demand Holders, and the lead managing underwriter that has been selected, specifying the number of Registrable Securities which such Holder desires to offer and sell. The Representative may deliver a Demand Registration Notice containing such information on behalf of all Holders desiring to offer and sell Registrable Securities pursuant to such Demand Registration, in which case the Company shall not be obligated to give written notice of such Demand Registration Notice to the other Holders, the other Holders shall not be obligated to give the Company such notice of their desire to so offer and sell, and the relevant other registration procedures shall proceed without regard to such fifteen (15) and seven (7) day periods.

          1.2  Shelf Registration Rights.
               -------------------------

               (a)  Shelf Registration Statement.  In addition to the demand
                    ----------------------------
Registration Rights contained in Section 1.1 hereof and subject to Section 1.3, so long as the Company is permitted to use SEC Form F-3, if any Holder or Holders make a written request pursuant to Section 1.2(b) for the registration of Registrable Securities in connection with an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration"), then the Company shall cause a Registration Statement covering such Registrable Securities to be filed with the SEC within a reasonable period of time (including reasonable time required to prepare any necessary financial statements for inclusion therein) after such request; provided, that (i) the
                                                      --------
Company shall not be required to effect any such Shelf Registration within one hundred fifty (150) days following a Piggyback Registration as contemplated by
Section 1.4 hereof so long as the number of Registrable Securities requested to be included in such Piggyback Registration by any Holder was not cut back under
Section 1.7(d), (ii) the Company shall not be obligated to effect such Shelf Registration for so long as such Shelf Registration has been suspended or postponed as contemplated by Section 1.3, and (iii) the Company shall not be obligated to effect any more than one (1) such Shelf Registration during the Effective Period, except that any Shelf Registration which is suspended by the Company pursuant to Section 1.3 hereof shall not be counted as a request for Shelf Registration unless such Shelf Registration is completed and declared effective following the termination of such suspension. Such Registration Statement shall be on SEC Form F-3 or the equivalent form then in use, and shall otherwise comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, permitting registration of such Registrable Securities for resale by any of the Holders in the manner or manners designated by them.

               The Company shall use its reasonable best efforts to cause the Registration Statement in connection with the Shelf Registration to be declared effective by the SEC as promptly as practicable and shall notify each Holder registering Registrable Securities thereunder when such Registration Statement has become effective. From time to time and upon the reasonable request of any Holder registering Registrable Securities thereunder or of the Representative, the Company shall promptly notify such Holder or the

Representative, as the case may be, of the anticipated date of effectiveness of such Registration Statement. The Company agrees (subject to Section 1.3 hereof) to use its reasonable best efforts to keep the Registration Statement continually updated and effective (including the preparation and filing of any amendments and supplements necessary for that purpose) during the Effective Period. If the Registration Statement ceases to be effective for any reason at any time during the Effective Period (other than because of the sale of all of the securities registered thereunder or as permitted by Section 1.3 hereof), the Company shall use its reasonable best efforts to cause such Registration Statement to become effective, including, if necessary, obtaining the prompt withdrawal of any order suspending the effectiveness thereof.

          (b)  Shelf Registration Notices.  During the Effective Period and
               --------------------------
subject to Section 1.3, if any Holder or Holders desire to offer and sell its or their Registrable Securities pursuant to a Shelf Registration as described in
Section 1.2(a), such Holder or Holders (the "Initiating Shelf Holders") shall deliver to the Company a written notice that they are exercising the Registration Rights set forth in Section 1.2(a) (a "Shelf Registration Notice"), which notice shall specify the number of Registrable Securities which the Initiating Shelf Holders desire to offer and sell pursuant to the Shelf Registration and the desired manner or manners of such offers and sales.

          Subject to the last sentence of this paragraph, upon receipt of a Shelf Registration Notice, the Company shall within fifteen (15) days give written notice to the other Holders of the Company's receipt of the Shelf Registration Notice and provide such other Holders with a copy of the Shelf Registration Notice. Within seven (7) days of receipt of such notice, any other Holder desiring to offer and sell any of its Registrable Securities pursuant to the Shelf Registration shall give written notice of such desire to the Company specifying the number of Registrable Securities which such Holder desires to offer and sell. The Representative may deliver a Shelf Registration Notice containing such information on behalf of all Holders desiring to offer and sell Registrable Securities pursuant to the Shelf Registration, in which case the Company shall not be obligated to give written notice of such Shelf Registration Notice to the other Holders, the other Holders shall not be obligated to give the Company such notice of their desire to so offer and sell, and the relevant other registration procedures shall proceed without regard to such fifteen (15) and seven (7) day periods.

          All offers and sales by each Holder under the Registration Statement referred to in this Section 1.2 shall be completed within the Effective Period, and upon expiration of such period no Holder shall be entitled to offer or sell any Registrable Securities under such Registration Statement and the Company shall be entitled to terminate the effectiveness thereof; provided that if,
                                                          --------
during the last one hundred eighty (180) days of the Effective Period, any Holder or Holders notify the Company of their intention to sell Registrable Securities having a reasonably anticipated aggregate sale price of at least seven million five hundred thousand dollars ($7,500,000) under such Registration Statement, and if such sale cannot be consummated within the Effective Period because sales under such Registration Statement are suspended by the Company pursuant to Section 1.3, then (i) such Holder or Holders shall be entitled to complete such sale (but not other sales) under such Registration Statement after the Effective Period during a period (the "Shelf Extension Period") ending on the earlier of (A) the completion of such sale or (B) the one hundred eightieth (180/th/) day following termination of such suspension pursuant to Section 1.3, and (ii) the Company shall not be entitled to terminate the effectiveness of such Registration Statement with respect to such Holder or Holders until the expiration of the Shelf Extension Period. If directed by the Company, each Holder shall return all undistributed copies of the Prospectus in its possession upon the expiration of the Effective Period, or in the case of any Holder permitted to complete a sale after the Effective Period, upon the expiration of the Shelf Extension Period.

          1.3  Suspension of Offering; Lock-Ups.
               --------------------------------

               (a) At any time during the Effective Period, if the Company determines in good faith that the offering and distribution of Registrable Securities (i) would require disclosure of material non-public information that the executive committee of the Company in good faith has deemed advisable to keep confidential and the nondisclosure of which in the Registration Statement would reasonably be expected to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) would materially impede, delay, interfere with or otherwise materially adversely affect the negotiation or consummation of a financing, registration of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any its subsidiaries that is pending or the subject of firm plans, then the Company may elect to postpone the filing or effectiveness of a Registration Statement or suspend the offering of Registrable Securities pursuant to an effective Registration Statement for a period of time not to exceed ninety (90) days with respect to matters covered by (i) above or one hundred eighty (180) days with respect to matter covered by (ii) above; provided, however, that the
                                                   --------  -------
Company shall not be so entitled to postpone the filing or effectiveness of a Registration Statement or suspend the offering of Registrable Securities pursuant to an effective Registration Statement at any time within one hundred twenty (120) days following the termination of any postponements or suspensions pursuant to (i) above or one hundred eighty (180) days following the termination of any postponement or suspensions pursuant to (ii) above; and provided,
                                                               --------
further, that any such postponement or suspension pursuant to this Section 1.3
-------
shall not extend more than seven (7) days after the conditions permitting a postponement on suspension under (i) on (ii) above, as applicable, cease to exist. The Company shall provide written notice to the Holders promptly upon any such cessation.

          Promptly after making an election pursuant to this Section 1.3(a) to suspend offers and sales under an effective Registration Statement, the Company shall give written notice thereof (a "Suspension Notice") to all applicable Holders, upon receipt of which each Holder agrees that it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until (w) in the case of a Suspension Notice delivered pursuant to clause (i) above, such Holder receives copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or (x) in the case of a Suspension Notice delivered pursuant to clause (ii) above, such Holder receives a subsequent notice from the Company that revokes or otherwise withdraws such Suspension Notice. If so directed by the Company, each Holder shall deliver to the Company all copies of the current Prospectus covering the Registrable Securities at the time of receipt of a Suspension Notice.

          Promptly after making a determination to postpone the filing or effectiveness of a Registration Statement, the Company shall give written notice thereof (a "Postponement Notice") to all applicable Holders, and the lead managing underwriter, in the case of a Registration Statement effecting an underwritten offering.

          (b) During the Effective Period, if requested by the lead managing underwriter of any offering of securities of the Company, each Holder shall enter into a lock-up agreement with the applicable underwriters pursuant to which such Holder will agree not to offer, sell, pledge or otherwise dispose of or transfer any ordinary shares (or American Depositary Shares representing ordinary shares) of the Company held by such Holder or such Holder's affiliates, during any reasonable period established by such lead managing underwriter, but not to exceed ninety (90) days from the effective date of such offering, in connection with any sale or distribution by the Company of ordinary shares (or American Depositary Shares representing ordinary shares) of the Company; provided, however, that all executive officers and directors of the Company
--------  -------
shall also have agreed to enter into substantially similar lock-up arrangements if so requested by such lead managing underwriter.

          1.4  Piggyback Registration.
               ----------------------

               (a) If, at any time during the Effective Period, the Company proposes to register any of its ordinary shares (or American Depository Shares representing ordinary shares) for sale under the Securities Act in an underwritten public offering, except as otherwise described in Sections 1.1 and
1.2 hereof, whether or not for sale for the Company's own account, on a form and in a manner that would also permit registration of Registrable Securities for sale under the Securities Act, the Company shall give written notice of the Company's intention to effect such registration to each Holder at least twenty
(20) days prior to the anticipated filing of such registration statement, setting forth the date on which the Company proposes to file such registration statement and advising each such Holder of its right to have Registrable Securities included in such registration. If, within ten (10) days after the giving of such notice by the Company, any such Holder shall deliver to the Company a written request specifying the number of Registrable Securities such Holder desires to offer and sell, and the intended disposition thereof, the Company shall use its reasonable best efforts to effect the registration of all such Registrable Securities that the Company has been requested to register; provided:
--------

                    (i) if, at any time after giving written notice of its intention to register any securities and prior to the effectiveness of the Registration Statement filed in connection therewith, the Company shall determine for any reason not to register any such securities, the Company may, at its election, give written notice of such determination to each Holder who made a request as provided in this
          Section 1.4, and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligations under Section 1.5 hereunder), without prejudice, however, to the Registration Rights of Holders generally under this Agreement;

                    (ii) all Holders requesting to be included in the Company's registration must (A) sell their Registrable Securities to the underwriters of the offering on the terms and conditions provided in the underwriting arrangements approved by the Company, and (B) complete and execute all customary questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and

                    (iii) if, at any time after a Holder gives written notice of its intention to register any Registrable Securities pursuant to this Section 1.4, a Registration Statement is not declared effective within thirty (30) days of such written notice, such Holder shall, for a period of five (5) days following such thirty (30) day period, be entitled to withdraw such notice of its intention.

All registrations requested by any Holder or Holders pursuant to this Section
1.4 are referred to herein as "Piggyback Registrations."

               (b) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 1.4 as a result of a registration of ordinary shares of the Company pursuant to a registration statement (i) filed in connection with an offer, sale or other disposition of securities solely to employees of the Company or any subsidiary pursuant to an employee or similar benefit plan, (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule (other than registrations and sales of ordinary shares of the Company for cash in connection with any such merger, acquisition or other transaction), or (iii) in connection with an exchange offer or an offering of securities solely to existing stockholders of the Company or dividend reinvestment plans.

          1.5  Expenses.  The Company shall pay all out-of-pocket expenses
               --------
incident to the performance by it of its registration obligations under this
Section 1, including (i) all stock exchange, SEC registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distribution of the Registration Statement and Prospectus and any other document or amendment thereto and the mailing and delivery of copies thereof to the Holders and any underwriters and dealers, (iii) fees and disbursements of counsel for the Company and of the independent public accountants and other experts of the Company; (iv) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (v) all expenses in connection with the qualification of Registrable Securities to be disposed of for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the underwriters, if any, in connection with such qualification and in connection with any blue sky and legal investment surveys (but not for any other fees or disbursements of counsel for the underwriters); (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Securities to be disposed of; (vii) fees and expenses incurred in connection with the listing of Registrable Securities on each U.S. securities exchange or quotation system on which the ordinary shares of the Company (or American Depositary Shares representing the ordinary shares of the Company) are then listed; and (viii) fees and expenses incurred in connection with any investor road shows. Any Holder offering and selling Registrable Securities hereby shall only be responsible for the payment of (a) any underwriting discounts or commissions, brokerage and sales commissions, and fees and disbursements of such Holder's counsel (other than the reasonable fees and disbursements, which in any event shall not exceed US$20,000, relating to the delivery, if any, by the Holders of any "disclosure letter" under U.S. federal securities laws, which shall be borne by the Company), and any transfer taxes relating to the sale or disposition of the Registrable Securities, and (b) any out-of-pocket expenses incurred by the Company in connection with any revoked or withdrawn Demand Registration unless the Initiating Demand Holders thereof elect to have such revoked or withdrawn Demand Registration count as a Demand Registration under
Section 1.1 hereof.

          1.6  Selection of Underwriters.  If Registrable Securities are being
               -------------------------
offered and sold pursuant to a Demand Registration, the Initiating Demand Holders shall have the right to select the lead managing underwriter of the offering, which shall be an investment banking firm of nationally recognized standing in the United States reasonably satisfactory to the Company; provided,
                                                                      --------
however, that the Company shall have the right to select a co-managing
-------
underwriter or underwriters (but not a co-lead managing underwriter) for such offering, which co-managing underwriter or underwriters shall be an investment banking firm of nationally recognized standing in the United States reasonably satisfactory to the Initiating Demand Holders and the lead managing underwriter; provided, further, that (i) all of the representations and warranties by, and
--------  -------
the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders participating in such Demand Registration, (ii) any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders, and
(iii) no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriters.

          1.7  Registration Procedures.
               -----------------------

               (a) If and whenever the Company is required to effect the registration under the Securities Act of Registrable Securities as provided in this Agreement, the Company shall:

                    (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities;

                    (ii) use its reasonable best efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such U.S. jurisdictions as the Holders shall reasonably request in writing and to do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided, however, that the Company
                                           --------  -------
          shall not be required to (x) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for the requirements of this Section 1, (y) subject itself to taxation in any such jurisdiction, or (z) submit to the general service of process in any such jurisdiction;

                    (iii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until such time as all Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in the Registration Statement;

                    (iv) furnish to the Holders and to any underwriter of such Registrable Securities such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto, such number of copies of the Prospectus included in the Registration Statement, in conformity with the requirements of the Securities Act, such documents incorporated by reference in the Registration Statement or Prospectus, and such other documents as the Holders or such underwriter may reasonably request;

                    (v) use its reasonable best efforts to cause the Registrable Securities to be listed on each national securities exchange or quotation system in the U.S. on which the ordinary shares of the Company (or American Depositary Shares representing ordinary shares of the Company) are then listed, if such Registrable Securities are not already so listed and if the listing of such securities is then permitted under the rules of such exchange or quotation system;

                    (vi) enter into such customary agreements as shall be reasonably requested by the Holders whose Registrable Securities are being registered (including, in the case of an underwritten public offering, an underwriting agreement, and the Holders, on whose behalf Registrable Securities are to be distributed by such underwriters, shall also be parties to any such underwriting agreement);

                    (vii) in the case of an underwritten offering, use its reasonable best efforts to obtain a customary "cold comfort" letter dated the effective date of the Registration Statement and a bring-down thereof dated the closing date of such offering from the Company's independent public accountants, and furnish a signed counterpart of a customary legal opinion of outside counsel of the Company dated the closing date of such offering, in each case, in customary form and substance and addressed to the underwriters and the Holders selling Registrable Securities in such offering;

                    (viii) in the case of the Shelf Registration, provided the aggregate price to the public of the Registrable Securities registered in the Shelf Registration exceeds ten million U.S. dollars ($10,000,000), use its reasonable best efforts to obtain a customary "cold comfort" letter dated the effective date of the Shelf Registration and furnish a signed counterpart of a customary legal opinion of outside counsel of the Company dated the effective date of the Shelf Registration, in each case, in customary form and substance and addressed to the Holders registering Registrable Securities in such Shelf Registration;

                    (ix) in the case of an offering where the aggregate price to the public of the Registrable Securities offered exceeds ten million U.S. dollars ($10,000,000), make reasonably available for inspection by one representative of the Holders designated in writing by the Holders of a majority of the Registrable Securities being offered, any underwriter participating in the offering, and any attorney or other agent retained by such representative or any such underwriter, all relevant documents and properties of the Company, and supply all information reasonably requested by any such person, and respond to such reasonable inquiries reasonably requested by any such person, in each case as is customary for similar due diligence examinations; provided, however, that such persons (other than any
                        --------  -------
          attorney or underwriter) shall, if requested by the Company, first agree in writing with the Company that such information shall be kept confidential by such persons, unless (A) disclosure of such information is required by court or administrative order, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to federal or state securities laws in connection with the filing of any Registration Statement or the use of any Prospectus), (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, or (D) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality obligation;

                    (x) notify the Holders holding Registrable Securities covered by such Registration Statement immediately upon the happening of any event as a result of which a Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to the provisions of Section 1.3 hereof, at the request of the Holders promptly prepare and furnish to the Holders as many copies of a supplement to or an amendment of such Prospectus as the Holders reasonably request so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (xi) make available for reasonable inspection by, or give reasonable access to, any underwriter participating in any disposition to be effected pursuant to the Registration Statement all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriter in connection with the offering thereunder;

                    (xii) otherwise use its reasonable best efforts to comply with applicable rules and regulations of the SEC;

                    (xiii) in the event of the issuance of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such stop order or other order.


               (b) In connection with any underwritten public offering of Registrable Securities, the Company shall take such actions as are reasonably necessary and useful, including, without limitation, instructing appropriate members of management to be available in order to expedite and facilitate the registration, marketing and disposition of the Registrable Securities, upon reasonable prior notice by the lead managing underwriter of such offering. In connection with any non-underwritten public offering of Registrable Securities pursuant to a Registration Statement on Form F-3, the Company shall upon the reasonable request of the Holders, take such commercially reasonable actions as are reasonably required to expedite or facilitate disposition of such Registrable Securities (reasonableness to be determined in light of the size of the offering, among other things).

               (c) As a condition to the Company's obligation under this Agreement to cause a Registration Statement to be filed and Registrable Securities of any Holder to be included therein, such Holder shall timely provide the Company with all of the information required to be provided in the Registration Statement with respect to such Holder pursuant to Items 507 and 508 of Regulation S-K under the Securities Act or as otherwise may reasonably be required by the Company in connection with the Registration Statement.

               (d) If a registration pursuant to Section 1 involves an underwritten public offering and the lead managing underwriter of such offering advises the Company (and the Initiating Demand Holders, if applicable) in writing that, in its judgment, the number of ordinary shares (or American Depositary Shares representing ordinary shares) of the Company proposed to be included in such underwritten public offering by the Company (or the Initiating Demand Holders, if applicable) and the Holders exceeds the number of the Company's ordinary shares (or American Depositary Shares representing ordinary shares) which can be sold in such offering, so as to be likely to have a material adverse effect on the price at which the Company (or the Initiating Demand Holders, if applicable) and the Holders can sell their ordinary shares (or American Depositary Shares representing ordinary shares) of the Company, then the Company will promptly so advise each other Holder which has requested to offer and sell Registrable Securities in the offering, and the Company (and the Initiating Demand Holders, if applicable) and such Holders will include in such offering the number of shares which, in the opinion of the lead managing underwriter can be sold (the "Maximum Offering Amount"). The Maximum Offering Amount shall be allocated (i) in an offering initiated by the Company as described in Section 1.4 hereof, first, to the full extent of ordinary shares (or American Depositary Shares
-----
representing ordinary shares) of the Company that the Company desires to sell, and second, if any shares remain under the Maximum Offering Amount, to each
    ------
Holder and to any other persons possessing similar registration rights to the Registration Rights, pro rata in accordance with each request for inclusion made by each such Holders and each such other person, or (ii) in an offering initiated by Initiating Demand Holders as described in Section 1.1 hereof, first, to the Initiating Demand Holders, to the full extent of the Registrable
-----
Securities the Initiating Demand Holders desire to sell, and second, if any
                                                             ------
shares remain under the Maximum Offering Amount, to each other Holder, pro rata in accordance with each request for inclusion made by each such other Holder, and third, if any shares remain under the Maximum Offering Amount, to any other
    -----
persons possessing similar registration rights to the Registration Rights, pro rata in accordance with each request for inclusion made by each such other person. In the event that the underwriting agreement executed in connection with such offering provides for an overallotment option to be granted to the underwriters, and if such option is exercised by the underwriters, the allocation priority established by clause (i) or clause (ii) above, whichever is applicable, shall govern the allocation with respect to the sale of any ordinary shares (or American Depositary Shares representing ordinary shares) of the Company and Registrable Securities pursuant to such exercise by the underwriters.

               (e) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to the Registration Statement. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.7(a)(vii) or Section 1.7(a)(ix), each Holder of Registrable Securities shall forthwith discontinue the disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.7(a)(vii) or the withdrawal of any stop order or other order referred to in Section 1.7(a)(ix), and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 2.  Indemnification

            2.1  Indemnification by the Company. The Company agrees to indemnify
                 ------------------------------
and hold harmless each Holder who participates in any offering or sale of Registrable Securities, each person (if any) who participates as an underwriter in any underwritten public offering and sale of Registrable Securities, and each person, if any, who controls any Holder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and their respective directors, trustees, officers, partners, agents, employees and affiliates as follows:

                 (a) against any and all loss, liability, claim, damage and expense (joint or several) and action or proceeding (whether commenced or threatened) whatsoever ("Losses"), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent will not be unreasonably withheld; and

                 (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any Losses or any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that the indemnity provided pursuant to this Section 2.1 does
--------  -------
not apply to any indemnified party with respect to any Loss or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto),
(ii) such indemnified party's use of any Prospectus after such time as the obligations of the Company with respect to such indemnified party to keep effective the Registration Statement of which such Prospectus forms a part has expired, or (iii) such indemnified party's failure to deliver an amended or supplemental Prospectus provided to it by the Company if such Loss or expense would not have arisen had such delivery occurred.

               2.2  Indemnification by Holder. Each Holder who participates in
                    -------------------------
an offering or sale of Registrable Securities jointly and severally with all other Holders that are affiliates of such Holder (and, otherwise, severally and not jointly with the other Holders) agrees to indemnify and hold harmless the Company, each person (if any) who participates as an underwriter in any offering and sale of Registrable Securities and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, trustees, officers, partners, agents, employees and affiliates, as follows:

                    (a) against any and all Loss and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (b) against any and all Loss and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of each such Holder (which consent will not be unreasonably withheld); and

                    (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any Loss or any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that the indemnity provided pursuant to this Section 2.2
--------  -------
shall only apply with respect to any Loss or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by each such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), (ii) each such Holder's use of any Prospectus after such time as the obligations of the Company with respect to such Holder to keep effective the Registration Statement of which such Prospectus forms a part has expired, or
(iii) each such Holder's failure to deliver an amended or supplemental Prospectus provided to it by the Company if such Loss or expense would not have arisen had such delivery occurred; provided, further, however, that the
                                   --------  -------
liability of each such Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Registrable Securities sold by such Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the total proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

          2.3  Conduct of Indemnification Proceedings.  The indemnified party
               --------------------------------------
shall give prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party shall not relieve it from any liability which it may have under the indemnity agreement provided in Section
2.1 or 2.2 above, unless and to the extent the failure to give notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided,
                                                                      --------
however, that the indemnifying party will not settle any such action or
-------
proceeding without the written consent of the indemnified party (such consent not to be unreasonably withheld) unless, as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party; and provided further, that if the indemnified party reasonably determines, based
    -------- -------
upon the written opinion of counsel, that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, provided that the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Securities who are indemnified parties (which choice of counsel shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party (which consent will not be unreasonably withheld). Except as expressly stated herein, if an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

          2.4  Contribution.  In order to provide for just and equitable
               ------------
contribution in circumstances in which the indemnity agreement provided for in this Section 2 is unavailable to an indemnified party, the indemnifying party shall contribute to the aggregate Losses and expenses of the nature contemplated by such indemnity agreement incurred by any indemnified party, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the Company on the one hand and each such Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and the indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and the indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.4, no Holder shall be required to contribute any amount in excess of the amount of the total proceeds to such Holder from sales of the Registrable Securities of such Holder under the Registration Statement.

          Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.4, each person, if any, who controls an indemnified party within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such indemnified party, and each director of the Company, each officer of the Company who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

         The indemnity agreements contained in this Section 2 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the termination of this Agreement.

Section 3.  Rule 144 Compliance

          With a view to making available the benefits of Rule 144 under the Securities Act, the Company agrees and covenants that during the Effective Period it will (i) use its reasonable best efforts to timely file with the SEC the reports required to be filed by the Company under the Securities Act and the Exchange Act, and (ii) furnish to each Holder of Registrable Securities forthwith upon reasonable request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of Rule 144.

Section 4.  Miscellaneous

          4.1  Integration; Amendment; Waiver.  This Agreement, together with
               ------------------------------
the Contribution Agreement, constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification, waiver or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and the Holders of a majority of the Registrable Securities.

          4.2  Assignment; Successors and Assigns.  This Agreement and the
               ----------------------------------
rights granted hereunder may not be transferred or assigned by a Holder without the prior written consent of the Company; provided, however, that (i) each MPG
                                          --------  -------
Founder may assign its rights and obligations hereunder, following at least five
(5) days prior written notice to the Company, (A) to any other MPG Founder in connection with a transfer of the Registrable Securities to any other MPG Founder or MPG Founders, (B) to such MPG Founder's affiliates in connection with a transfer of the Registrable Securities to such affiliate and (C) to a 5% Transferee (as such term is defined in the Contribution Agreement), in connection with a transfer of the Registrable Securities to such 5% Transferee, and (ii) each 5% Transferee may assign its rights and obligations hereunder, following at least five (5) days prior written notice to the Company, (A) to any other 5% Transferee, (B) to any MPG Founder and (C) to any affiliate of any MPG Founder, if in the case of (i)(A), (B) and (C) and (ii)(A), (B) and (C) above, such persons or entities agree in writing to be bound by all of the provisions hereof (each, a "Permitted Transferee"). This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, subject to this Section 4.2, Permitted Transferees.

          4.3  Benefits of this Agreement.  Except to the extent provided in
               --------------------------
Section 2, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, the Holders and their respective successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          4.4  Notices.  All notices called for under this Agreement shall be in
               -------
writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth in Section 6.5 of the Contribution Agreement, or in the case of the Representative, to the address designated by the Representative from time to time by notice to the Company in the manner provided in this Section 4.4, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 4.4 for the service of notices; provided,
                                                                --------
however, that notices of a change of address shall be effective only upon
-------
receipt thereof. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a business day then the
          --------  -------
notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received when sent, if sent during the normal business hours of the recipient, and if not, then on the business day next following the transmission.

          4.5  Specific Performance.  The parties hereto acknowledge that the
               --------------------
obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

          4.6  Governing Law.  This Agreement, the rights and obligations of the
               -------------
parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, U.S.A. without giving effect to the conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

          4.7  Headings.  Section and subsection headings contained in this
               --------
Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          4.8   Pronouns.  All pronouns and any variations thereof shall be
                --------
deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

          4.9   Execution in Counterparts. This Agreement may be executed in any
                -------------------------
number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          4.10  Severability.  If fulfillment of any provision of this
                ------------
Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

          4.11. Definitions.  For purposes of this Agreement, the following
                -----------
terms shall have the following meanings:

          "affiliate" has the meaning specified in Rule 12b-2 under the Exchange
           ---------
Act.

          "Effective Period" means, with respect to any Holder, the period
           ----------------
commencing on the first day following the expiration of the Lock-Up Period (as defined in the Contribution Agreement) and ending on the earlier of (i) the fifth anniversary of the expiration of the Lock-Up Period and (ii) the date as of which all of the Registrable Securities of such Holder cease to be Registrable Securities in accordance with Section 1 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Holder" means each of the MPG Founders and each of their successors
           ------
and Permitted Transferees.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

          "Prospectus" means any prospectus (including, without limitation, any
           ----------
preliminary prospectus) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Registrable Securities" means, collectively, the New HA Shares, the
           ----------------------
Put HA Shares, any American Depositary Shares representing the foregoing, and any securities issued or issuable with respect to such shares to any Holder by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or similar event or otherwise and any securities issuable upon conversion, exercise or exchange thereof; provided that no securities shall be
                  --------
considered Registrable Securities unless they are represented by American Depositary Shares of the Company. Registrable securities will cease to be Registrable Securities in accordance with Section 1.

          "Registration Statement" means any registration statement of the
           ----------------------
Company filed pursuant to the Securities Act, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

          "Representative" means the person who the Holders shall notify, from
           --------------
time to time, the Company as their duly authorized representative for the purposes of this Agreement.

          4.12 Limitation on Registration Rights. Notwithstanding any other
               ---------------------------------
provisions of this Agreement to the contrary, the Company shall not be required to register any Registrable Securities under this Agreement with respect to any request or requests made by any Holder after the date which is the fifth anniversary of the expiration or termination of the Lock-Up Period.

          4.13 Termination.  This Agreement shall terminate upon termination of
               -----------
the Contribution Agreement pursuant to Section 6.6(i) or (ii) thereof or by mutual agreement of the parties thereto prior to the Completion Date (as defined in the Contribution Agreement).

          4.14 Consent to Jurisdiction; Submission to Process.  Each of the
               ----------------------------------------------
Company and each Holder hereby (a) irrevocably agrees that any suit, action or proceeding between or among the Company and any Holder or Holders, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted only in a competent state or federal court in the State of New York sitting in the Borough of Manhattan in the City of New York and (b) irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. In furtherance of the foregoing, each Holder shall, on or before the Completion Date (as defined in the Contribution Agreement), irrevocably designate and appoint CT Corporation, 111 8th Avenue, New York, New York 10011, or another authorized entity resident in the State of New York, as the agent of such Holder to receive service of all process brought against such Holder with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by each Holder to be effective and binding service in every respect. On or before the Completion Date, each Holder shall furnish to each other party a consent of CT Corporation or such other authorized entity agreeing to act hereunder. If for any reason CT Corporation or such other authorized entity, as the case may be, shall resign or otherwise cease to act as such agent, each Holder hereby irrevocably agrees to (1) immediately designate and appoint a new agent resident in the State of New York to serve in such capacity and, in such event, such new agent shall be deemed to be substituted for CT Corporation or such other authorized entity, as the case may be, for all purposes hereof and (2) promptly deliver to each other party the written consent of such new agent agreeing to serve in such capacity.

          To the extent that the Company or any Holder has or hereafter may acquire any immunity (sovereign or otherwise) in respect of its obligations hereunder from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Holder hereby irrevocably waives such immunity in respect of its obligations hereunder, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 4.14 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such act.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first hereinabove set forth.


                             COMPANY:

                             HAVAS ADVERTISING S.A.



           .                 By:     ___________________________________________
                             Name:   Mr. Jacques Herail



                             MPG FOUNDERS:

                             ACACIA ISP, S.L.



          .                  By:     ___________________________________________
                             Name:   Mr. Gonzalo Rodes Vila


                             BANCO SANTANDER CENTRAL HISPANO, S.A.



          .                  By:     ___________________________________________
                             Name:   Mr. Remigio Iglesias Surribas


                             COMPANIA DE CARTERA E INVERSIONES S.A.



          .                  By:     ___________________________________________
                             Name:   Mr. Pastor Sampedro Lago

                                   DEYA S.A.



          .                        By:     _____________________________________
                                   Name:   Mr. Enrique Pinel Lopez


                                   _____________________________________________
                                   Mr. Jose Martinez-Rovira Vidal

                                  Schedule I
                                  ----------


Havas Advertising S.A. is duly represented by Mr. Jacques Herail.

Acacia ISP, S.L. is duly represented by Mr. Gonzalo Rodes Vila.

Banco Santander Central Hispano S.A. is duly represented by Mr. Remigio Iglesias Surribas.

Compania de Cartera e Inversiones S.A. is duly represented by Mr. Pastor Sampedro Lago.

Deya S.A. is duly represented by Mr. Enrique Pinel Lopez.

Mrs. Maria Luisa Munoz Alvarez, Mrs. Christina Martinez-Rovira Munoz and Mrs. Sandra Martinez-Rovira Munoz are each duly represented by Mr. Jose Martinez-Rovira Vidal.